UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Clever Leaves Holdings Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

489 Fifth Avenue, 27th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares without par value	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐

Securities Act registration statement file number to which this form relates: 333-241707

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common shares without par value (the “Common Shares”) and warrants, each entitling the holder thereof to purchase one Common Share at an exercise price of $11.50 per share (the “Warrants”), of Clever Leaves Holdings Inc. (the “Registrant”).

The description of the Common Shares and Warrants contained in the sections titled “Description of Holdco Securities” and “Comparison of the Rights of Holders of SAMA Common Stock and Holdco Common Shares” in the proxy statement/prospectus forming a part of the registration statement on Form S-4 (Registration No. 333-241707), as amended from time to time (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”), is incorporated herein by reference (except with respect to the quorum requirements for the Registrant’s shareholder meetings). The description of quorum requirements for the Registrant’s shareholder meetings is contained in the press release of Clever Leaves International Inc. filed with the Commission on December 7, 2020 pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Exchange Act of 1934, as amended (the “Exchange Act”), which description is incorporated herein by reference.

Any prospectus or prospectus supplement to the Registration Statement that includes descriptions of the Common Shares and/or Warrants subsequently filed with the Commission is hereby also incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Clever Leaves Holdings Inc.

Dated: December 18, 2020	By:	/s/ Kyle Detwiler
Name: Kyle Detwiler
Title: Chief Executive Officer

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